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                                  EXHIBIT 16.1

                    LETTER ON CHANGE IN CERTIFYING ACCOUNTANT

                       Alex N. Chaplan and Associates, CPA
                        23622 Calabasas Road, Suite 107A
                           Calabasas, California 91302
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April 23, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

        We are the former certified public accountant for Whitehall Limited, Inc. (the "Company"). We have reviewed and agree with the following statements made by the Company in its Amendment No. 3 to Registration Statement on Form 10-SB with respect to its change in accountants:

        Reports issued by Alex N. Chaplan and Associates on the Company's financial statements did not contain any adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles, nor were there any material disagreements with Alex N. Chaplan and Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.


                                         Very truly yours,

                                         /s/ ALEX N. CHAPLAN, CPA
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                                             Alex N. Chaplan and Associates, CPA